Exhibit C-3

      Ratings of United Kingdom Regional Electric Companies

Company                            S&P       Moody's

South Western Electricity          A-        Baa1

East Midlands Electricity          A-        A3

Eastern Electricity                A         A2

London Electricity                 BBB-      Baa2

Avon Energy Holdings               A-        Baa2
     (Midlands Electricity)

SEEBOARD                           A-        Baa1

Northern Electric                  BBB+      A3

Yorkshire Electricity              BBB+      Baa1

Southern Electric                  AA        Aa3


Not Rated

MANWEB
NORWEB
SWALEC